Exhibit 1 Third Point’s press release dated May 10, 2012

THIRD POINT ALERTS YAHOO! SHAREHOLDERS TO MAY 17, 2012 RECORD DATE

FOR YAHOO!’S 2012 ANNUAL MEETING

Urges Shareholders to Ensure Their Ability to Vote at 2012 Annual Meeting

NEW YORK, NEW YORK, MAY 10, 2012 ― Third Point LLC, Yahoo! Inc.’s (NASD: YHOO) largest outside shareholder, noted today that Yahoo! has set a record date of Thursday, May 17, 2012 for its upcoming 2012 Annual Meeting of Shareholders, thus making Monday, May 14, 2012 the last day that a shareholder may purchase shares and settle with record date ownership.

This information was not included in Yahoo!’s preliminary proxy statement filed with the SEC and has not been publicized by Yahoo, other than by meeting the minimum requirements of SEC rules by providing it to banks, brokers and other nominees.

In addition, Yahoo! has not yet publicly announced the date of its Annual Meeting.

Third Point, the beneficial holder of approximately 5.8% of Yahoo!’s common shares, has notified Yahoo! that it intends to nominate four candidates ― Daniel S. Loeb, Harry J. Wilson, Michael J. Wolf and Jeffrey A. Zucker ― for election to Yahoo!’s board at the Annual Meeting.  Third Point has filed its preliminary proxy statement with the Securities and Exchange Commission and maintains a website at www.valueyahoo.com to provide additional information to Yahoo! shareholders about its nominees and its positions on the many serious challenges facing the company.

Third Point urges Yahoo! shareholders to take the necessary steps with their custodial banks and brokerage firms to ensure they have the ability to vote at Yahoo!’s upcoming Annual Meeting.  Shares held in margin accounts may be loaned out by brokers without the knowledge or consent of the beneficial owner on the May 17, 2012 record date and, if subject to a stock loan, cannot be voted by the beneficial owner whose shares were loaned out.  In order to ensure that Yahoo! shareholders have the ability to vote, they should move their shares into a cash account in advance of the May 17 record date or make other arrangements with their bank, broker or other nominee.

Investors who are “long” Yahoo! through equity swaps do not have the right to vote shares at the Annual Meeting.   In order to have the ability to vote in respect of a Yahoo! position held in swap, investors should begin the process of unwinding any swaps and moving into physical shares so that the transaction settles in advance of the May 17 record date.

Investors who are invested in Yahoo! through swap, or who are interested in adding to their ownership in Yahoo!, should complete any purchases by Monday, May 14 in order to allow for trade settlement by the record date and to ensure that these additional shares may vote at the Annual Meeting.

About Third Point LLC:  Third Point LLC is an SEC-registered investment adviser headquartered in New York, managing $9.0 billion in assets.  Founded in 1995, Third Point follows an event-driven approach to investing globally.

Investor Contact:
Charlie Koons
MacKenzie Partners
800.322.2885
ckoons@mackenziepartners.com

Media Contact:
Elissa Doyle
Third Point LLC
212.715.4907
edoyle@thirdpoint.com

Third Point and the other Participants (defined below) have filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and accompanying proxy card in connection with its solicitation of proxies for the election of Mr. Daniel S. Loeb, Mr. Harry J. Wilson, Mr. Michael J. Wolf and Mr. Jeffrey A. Zucker at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THIRD POINT, DANIEL S. LOEB, THIRD POINT OFFSHORE MASTER FUND L.P., THIRD POINT ULTRA MASTER FUND L.P., THIRD POINT PARTNERS L.P., THIRD POINT PARTNERS QUALIFIED L.P., THIRD POINT REINSURANCE COMPANY LTD., LYXOR/THIRD POINT FUND LIMITED, DBX-RISK ARBITRAGE 11 FUND, HARRY J. WILSON, MICHAEL J. WOLF AND JEFFREY A. ZUCKER (COLLECTIVELY, THE “PARTICIPANTS”), FROM THE SHAREHOLDERS OF THE COMPANY, FOR USE AT THE ANNUAL MEETING, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. AT ITS TOLL-FREE NUMBER (800) 322-2885 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.

IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY THIRD POINT AND THE OTHER PARTICIPANTS WITH THE SEC ON MARCH 21, 2012, WHICH DOCUMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE TO SHAREHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. AT ITS TOLL-FREE NUMBER (800) 322-2885 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.